Exhibit 10.9

[MCLEOD USA INCORPORATED GRAPHIC OMITTED]

         [Form of Standard Form of Option Award Notice for Employees,
                           Director Level and Above]


                            2002 OMNIBUS EQUITY PLAN
                           NONQUALIFIED STOCK OPTION

                          NOTICE OF STOCK OPTION GRANT

          NAME OF OPTIONEE:

GRANT DATE:                                  STOCK OPTION EXERCISE PRICE: $

NUMBER OF SHARES OF CLASS A                  VESTING SCHEDULE:
COMMON STOCK COVERED BY
THIS OPTION GRANT:

                                             LAST DATE TO EXERCISE1:




We are pleased to inform you that the Compensation Committee of the Board of Directors has granted to you an Option to purchase Class A common stock of McLeodUSA Incorporated (the "Corporation"). Your grant has been made under the Corporation's 2002 Omnibus Equity Plan (the "Plan") which, together with the terms contained in this Notice, sets forth the terms and conditions of your grant. This Notice, including the terms and conditions described on the reverse side of this Notice, constitutes your Agreement as required by the Plan. The Plan (including, but not limited to, the definitions contained in the Plan) is incorporated herein by reference; a copy of the Plan may be obtained from the Human Resources Department. If any provision of this notice should appear to be inconsistent with the Plan, the Plan will control. If you have questions about this stock option grant, please contact Human Resources.


                              This Notice of Stock Option Grant has been signed and delivered on behalf of McLeodUSA Incorporated

                              /s/ Chris A. Davis
                              ------------------------------------
                              Name:    Chris A. Davis
                              Title:   Chairman and Chief Executive Officer

          This is not a stock certificate or a negotiable instrument.


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1   Certain events can cause an earlier termination of the Option. See
    "Vesting; Service Requirements," "Exercise" and "Reorganization" on reverse side.

Vesting; Service Requirements: Subject to the terms of the Plan, the Option becomes vested pursuant to the vesting schedule set forth on the front of this document, so long as you have been providing services to the Corporation, a Subsidiary or an Affiliate continuously from the Grant Date, and will continue to vest so long as you provide continuous, uninterrupted services to the Corporation. If service to the Corporation terminates (other than due to death or permanent disability), all further vesting under this grant stops, and all unvested options are canceled. Your Option will terminate immediately if your services are terminated for "Cause." Termination of your employment for "Cause" means termination following (i) your engaging in a criminal act involving the Corporation, (ii) your engaging in willful misconduct that is materially injurious to the Corporation, monetarily or otherwise, or (iii) your breach of fiduciary duty involving personal profit including, without limitation, embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any of its Subsidiaries.

Exercise: You may exercise the Option, in whole or in part, to purchase a whole number of vested shares under the Option, by following the exercise procedures set forth in the Plan. All exercises must take place before the earliest to occur of the Last Date to Exercise, or such earlier date, as described herein, following your death, disability or your ceasing to provide services to the Corporation. You will have ninety (90) days after your provision of services ceases in which to exercise your vested options (unless your services are terminated for Cause). If you retire from the Corporation after age 55, you will have one year to exercise options which were vested at the time of your retirement. In the event of your permanent disability or death, you or your estate will have a period of one year to exercise any options, whether or not the Option was otherwise vested at the time of your disability or death. The number of shares which may be purchased as of any date cannot exceed the total number of shares vested by that date, less any shares previously acquired by exercising this Option. You may obtain information about exercising the Option and an Option Exercise Notice Form by contacting Smith Barney at (866) OWN-MCLD, (866) 696-6253, or by contacting your HR Representative.

Taxes and Withholding: This Option is a nonqualified option and is not an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. To the extent that the Corporation determines that any federal, state, local or foreign tax or withholding is required with respect to the exercise or sale of shares arising from this grant, the Corporation shall have the right to require such payments from you, or to withhold such amounts from other payments due to you from the Corporation, a Subsidiary or an Affiliate.

Forfeitures: The Corporation at any time shall have the right to cause a forfeiture of your rights in the Option if you take actions in competition with the Corporation, a Subsidiary or an Affiliate. Unless otherwise specified in an employment agreement between the Corporation, a Subsidiary or an Affiliate and you, you will be deemed to have taken action in competition with the Corporation, a Subsidiary or an Affiliate if you directly or indirectly own any interest in, operate, join, control or participate as a partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for, any entity which has material operations which compete with any business in which the Corporation, a Subsidiary or an Affiliate is engaged during your employment with the Corporation, a Subsidiary or any Affiliate or at the time of the termination of your employment.

Governing Law: This Notice shall be governed by and construed according to the laws of the State of Delaware, without regard to its principles of conflicts of law.

Nontransferability of Option: The Option may not be assigned or transferred by you other than by will or by the laws of descent and distribution. The Option may be exercised, during your lifetime, only by you or your legal representative.

Reorganization: (a) Except as otherwise provided in paragraph (b) below, the Option shall terminate immediately effective upon consummation of: (i) the dissolution or liquidation of the Corporation, or (ii) a merger, consolidation, or reorganization of the Corporation with one or more other entities in which the Corporation is not the surviving entity (other than any such transaction effected to implement a recapitalization of the Corporation, provided such recapitalization does not result in a change of control), or (iii) a sale of substantially all of the assets of the Corporation to another, or (iv) any transaction (including, without limitation, a merger, consolidation or reorganization in which the Corporation is the surviving entity) approved by the Board that results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan is approved by the stockholders and other than an Affiliate) owning 51 percent or more of the combined voting power of all classes of stock of the Corporation. Notwithstanding the foregoing, it shall be a condition to any such termination of the Option that the holder of the Option shall, prior to such termination, have a period of at least 30 days to exercise such Option in whole or in part, whether or not such Option would otherwise be exercisable at the time such termination occurs. The Corporation shall send written notice of any such a termination, and the associated exercise period, in advance of such exercise period, to each Option holder.

(b) The preceding paragraph (a) notwithstanding, to the extent provision is made in writing in connection with any such transaction covered by clauses (i) through (iv) of paragraph (a) above for the assumption of the Option or for the substitution for the Option of a new option(s) covering the stock of a successor entity, or a parent or subsidiary thereof (with equitable adjustments as to the number and kind of shares and exercise prices related to the specific transaction as necessary to prevent the dilution or enlargement of the rights of the holder) the Option theretofore granted shall not be cancelled and shall continue in the manner and under the terms so provided. If the Option is assumed or substituted in accordance with the preceding sentence, and within 18 months following a "Change in Control," your employment is terminated by the Corporation without Cause or by you for "Good Reason," you will continue to have the right to exercise the vested portion of the Option for a period of two years following such a termination of your employment (but not beyond the "Last Date to Exercise" listed on the first page of this Notice of Stock Option Grant). A "Change in Control" means the consummation of: (i) a dissolution or liquidation of the Corporation; (ii) a merger, consolidation, or reorganization of the Corporation with one or more other entities in which the Corporation is not the surviving entity (other than any such transaction effected to implement a recapitalization of the Corporation, provided such recapitalization does not result in a Change in Control); (iii) a sale of substantially all of the assets of the Corporation; or (iv) any transaction (including, without limitation, a merger, consolidation or reorganization in which the Corporation is the surviving entity) that results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan was approved by the stockholders and other than an Affiliate) owning 51 percent or more of the combined voting power of all classes of stock of the Corporation. A termination by you for "Good Reason" means a termination that occurs within the 60 day period following (i) a reduction in your annual base salary or target bonus opportunity as in effect immediately prior to the Change in Control or (ii) a requirement that you work from a location that is more than 50 miles from your office location immediately prior to the Change in Control.